EXHIBIT 23




                          Independent Auditors' Consent







We consent to the incorporation by reference in Registration Statement No. 33-11717 of Middlesex Water Company on Form S-3 of our report dated February 20, 2001, appearing in this Annual Report on Form 10-K of Middlesex Water Company for the year ended December 31, 2000.




/s/ DELOITTE & TOUCHE LLP
--------------------------
DELOITTE & TOUCHE LLP
Parsippany, New Jersey
March 21, 2001